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Exhibit (a)(1)(viii)

[Form of notice provided to eligible employees and directors to request hardcopy materials]

To:	sgequityadmin@scientificgames.com
From:	[ ]
Subject:	Request for Hard Copy of Stock Option Exchange Offer Materials

        Please send a hard copy of the Scientific Games Stock Option Exchange Offer materials to the address shown below:

Name:
Address:
City, State, Postal Code:
Country:

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  Exhibit (a)(1)(viii)